Exhibit 99.1

DIRECTORS RESOLUTIONS

OF

LUBOA GROUP, INC.

(the “Company”)

WHEREAS:

A.	Hsin-Nan Lin has consented to step down as Chief Executive Officer, President, Secretary and as a Member of the Board of Directors of the Company.

B.	Chien-Hui Lin has consented to step down as Chief Financial Officer and Treasurer of the Company.

C.	Ta-Chin Lin has consented to step down as a Member of the Board of Directors of the Company.

D.	Jiang Feng, has consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

BE IT RESOLVED THAT:

E.	Hsin-Nan Lin stepped down as Chief Executive Officer, President, Secretary and as a Member of the Board of Directors of the Company.

F.	Chien-Hui Lin stepped down as Chief Financial Officer and Treasurer of the Company.

G.	Ta-Chin Lin stepped down as a Member of the Board of Directors of the Company.

H.	Jiang Feng, has consented to act as the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

Effective date: January 7, 2019

/s/ Hsin-Nan Lin
Hsin-Nan Lin

/s/ Chien-Hui Lin
Chien-Hui Lin

/s/ Ta-Chin Lin
Ta-Chin Lin

/s/ Jiang Feng
Jiang Feng